UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	May 9, 2008
Hyde Park Acquisition Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

461 Fifth Avenue, 25th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-644-3450

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2008, Hyde Park Acquisition Corp. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Purchase Agreement (the “Agreement”), dated March 6, 2008, by and among the Company, Essex Crane Rental Corp. (“Essex”), Essex Holdings LLC (“Holdings”), the members of Holdings and KCP Services, LLC. The Amendment provides for (i) deposits for new crane purchases paid by Essex prior to the closing to be taken into account in determining the purchase price adjustment related to crane purchases and sales, (ii) an adjustment to the manner in which the purchase price will be paid (cash versus retained interests in Holdings) in the event that Essex, Holdings or its members determine to purchase shares of Hyde Park common stock prior to the closing and (iii) reimbursement of certain additional costs incurred by Essex, Holdings or its members in connection with the transactions under the Agreement, as amended.

The description herein of the terms of the Amendment is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits:
10.1
Amendment No. 1 to Purchase Agreement, dated May 9, 2008, by and among Hyde Park Acquisition Corp., Essex Crane Rental Corp., Essex Holdings LLC, the members of Essex Holdings LLC and KCP Services, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDE PARK ACQUISITION CORP.

Date: May 9, 2008	By:	/s/ Laurence S. Levy
Name: Laurence S. Levy
Title: Chief Executive Officer